UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☒      Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

First Guaranty Bancshares, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):
☒   No fee required.
☐   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
N/A

(2)	Aggregate number of securities to which transaction applies:
N/A

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A

(4)	Proposed maximum aggregate value of transaction:
N/A

(5)	Total fee paid:
N/A

☐ Fee paid previously with preliminary materials.
☒ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for  which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously paid:
N/A

(2)	Form, Schedule or Registration Statement No.:
N/A

(3)	Filing Party:
N/A

(4)	Date Filed:
N/A

IMPORTANT UPDATE FOR
FIRST GUARANTY BANCSHARES, INC. ANNUAL MEETING OF SHAREHOLDERS

Additional Communication Option for the Annual Meeting of Shareholders

Meeting Date: Thursday, May 21, 2020
Meeting Time: 2:00 p.m. (Central Time)

2020 has been anything but typical. So far, it’s taught us to be more agile, more alert, and even quicker to respond to the needs of our customers and communities. This year has also given us many hurdles to overcome. We are learning new ways to work and defining a different customer experience. And as our Annual Meeting of Shareholders (the “Annual Meeting”) nears, we continue to reinvent the way we do things. Therefore, in light of the novel coronavirus outbreak (COVID-19) and to support the health and well-being of our employees, shareholders and community, we encourage all shareholders to participate in this year’s Annual Meeting by computer and telephone. See instructions below. However, if you prefer, you may still attend the Annual Meeting in person.

Instructions to attend Annual Meeting via the web:

To see the presentation, using your computer:
Go to https://www.fgb.net/investor-relations
Click the button that says, “Join the Meeting”
Enter your name and email address, you will then be joined to the visual component of the meeting. You will still need to connect via your phone to hear the presentation.

To hear the presentation, using your phone:
Dial Conference Phone: 813-308-9980
Enter Access Code: 254869

Registered shareholders are encouraged to mail in their proxy ballots. Registered shareholders may still vote their proxy in person. Registered shareholders may also send their proxy ballots to First Guaranty via fax at (985) 748-8531 or email a scanned copy to investorrelations@fgb.net.

If you hold your shares through an intermediary, such as a bank or broker, please follow the instructions provided by the intermediary for voting your shares.

Whether or not you plan to attend the Annual Meeting, we urge you to vote and return your proxy in advance of the meeting. The Proxy Statement for the Annual Meeting and our Annual Report on Form 10-K are available at www.fgb.net/investor-relations. Please note that the proxy card included with the proxy materials previously distributed may continue to be used to vote your shares in connection with the Annual Meeting.

Sincerely,

Alton B. Lewis
President & CEO